Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference in this Amendment to the Registration Statement on Form F-1 of U-BX Technology Ltd. of our report dated November 17, 2023, with respect to our audits of the consolidated financial statements of U-BX Technology Ltd. as of and for the two years ended June 30, 2023 and 2022, and to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

February 27, 2025